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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-72903 and 333-93893 on Form S-8 and Registration Statement No. 333-21692 on Form S-3 of Salton, Inc. of our report dated October 13, 2006 relating to the financial statements of Salton, Inc., appearing in the Annual Report on Form 10-K of Salton, Inc. for the year ended July 1, 2006.


/s/Deloitte & Touche LLP

Chicago, Illinois
October 13, 2006